UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 4, 2017

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-34087	52-1889548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220
Bethesda, MD		20814
(Address of Principal Executive Offices)		(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2017, Condor Hospitality Trust, Inc. (the “Company”), through its indirect wholly owned subsidiaries, CDOR Jax Court, LLC, TRS Jax Court, LLC, CDOR Atl Indy, LLC, TRS Atl Indy, LLC, CDOR San Spring, LLC and TRS San Spring, LLC (the “Borrowers”), obtained a mortgage loan from Wells Fargo Bank, National Association (“Wells Fargo”), in the principal amount of $26,500,000, pursuant to a Loan Agreement dated as of October 4, 2017 between Borrowers and Wells Fargo. The Wells Fargo loan is secured by 3 hotel properties owned by Borrowers, the Courtyard in Jacksonville, Florida, the Hotel Indigo in Atlanta, Georgia and the SpringHill Suites in San Antonio, Texas. The loan requires monthly principal and interest payments based on a 30-year amortization with the principal balance due and payable on November 1, 2022. Subject to the satisfaction of certain conditions, the loan also has two one-year extension options. The loan bears interest at one-month LIBOR plus 2.39%. On October 4, 2017, Borrowers entered into an interest rate swap with Wells Fargo to effectively fix the interest rate of the loan at 4.44%.

On October 4, 2017, the proceeds of the Wells Fargo loan were used to refinance: (a) $9.7 million of indebtedness outstanding under that certain Loan Agreement dated as of October 2, 2015 between Western Alliance Bank, CDOR Jax Court, LLC and TRS Jax Court, LLC, secured by the Courtyard in Jacksonville, Florida; (b) $4.8 million of indebtedness outstanding under that certain Loan Agreement dated as of October 2, 2015 between Western Alliance Bank, CDOR Atl Indy, LLC and TRS Atl Indy, LLC, secured by the Hotel Indigo in Atlanta, Georgia; and (c) $10.5 million of indebtedness outstanding under that certain Credit Agreement dated as of March 1, 2017 by and among Condor Hospitality Limited Partnership, as Borrower, KeyBank National Association and the other lenders party thereto, as Lenders, and KeyBank National Association, as Agent, as amended, secured by the SpringHill Suites in San Antonio, Texas.

The Wells Fargo loan is non-recourse to Borrowers, except for certain customary carve-outs to the general non-recourse liability, which carve-outs are guaranteed by the Company. The loan is evidenced by documentation generally consistent with loans of similar size and type, including a loan agreement, promissory note, mortgages or deeds of trust and assignments of leases and rents with respect to the refinanced hotels and a guaranty of recourse obligations.

The Wells Fargo loan is secured by first priority liens and security interests on the refinanced hotels and the tangible and intangible personal property owned by Borrowers in connection with the operations on the hotel properties, including inventory, equipment, fixtures, accounts and general intangibles. The loan agreement contains certain affirmative and negative covenants with which Borrowers must comply, including maintenance of insurance, single-purpose bankruptcy remote entity requirements, reporting requirements and restrictions on property and equity transfers and the granting of liens. Customary events of default are included in the loan agreement, including payment defaults, breaches of covenants and insolvency/bankruptcy events, the occurrence of which give Wells Fargo the right to accelerate repayment of the loan.

The Wells Fargo loan may be voluntarily prepaid in whole or in part, subject to payment of prepayment fees of 4.0% in months 1-12 of the loan, 3.0% in months 13-24 of the loan, 2.0% in months 25-36 of the loan, 1.0% in months 37-48 of the loan, 0.5% in months 49-57 of the loan and 0.0% in months 58-60 of the loan. The loan may also be voluntarily prepaid in part in connection with the release of individual hotel properties as collateral security for the loan. Any such partial prepayment and release requires prepayment of the loan amount allocated to the hotel property being released, payment of applicable prepayment fees and satisfaction of other conditions set forth in the loan agreement.

In connection with the Wells Fargo loan, Borrowers entered into a cash management agreement with Wells Fargo pursuant to which Borrowers will maintain a restricted account into which all revenue from the refinanced hotels will be deposited during the term of the loan. Amounts on deposit in the restricted account will be transferred: (a) periodically to an account under the sole control of Wells Fargo, when a cash sweep period is continuing; or (b) on a weekly basis to an account under the sole control of Borrowers, when a cash sweep period is not continuing. Funds deposited in the account controlled by Wells Fargo will be used by Wells Fargo to pay items such as real estate taxes, insurance, debt service obligations, reserves for furniture, fixtures and equipment and operating expenses.

A cash sweep period occurs under the cash management agreement when: (a) there is an event of default in connection with the Wells Fargo loan; or (b) the debt yield with respect to the refinanced hotels is less than 10%. The cash management agreement contains provisions for the cure of certain of these events and termination of the cash sweep period, including prepayment of the loan (without payment of prepayment fees) in an amount which would cause the debt yield to be 10.5%.

The terms of the material agreements described herein relating to the Wells Fargo loan are qualified in their entirety by reference to the agreements, copies of which are attached as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information reported under Item 1.01 above is incorporated herein by reference. On October 4, 2017 and in connection with the closing of the Wells Fargo loan described under Item 1.01 above, the following loans were repaid in full and the related loan documents were terminated: (a) $9.7 million of indebtedness outstanding under that certain Loan Agreement dated as of October 2, 2015 between Western Alliance Bank, CDOR Jax Court, LLC and TRS Jax Court, LLC, secured by the Courtyard in Jacksonville, Florida; and (b) $4.8 million of indebtedness outstanding under that certain Loan Agreement dated as of October 2, 2015 between Western Alliance Bank, CDOR Atl Indy, LLC and TRS Atl Indy, LLC, secured by the Hotel Indigo in Atlanta, Georgia.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Agreement dated as of October 4, 2017 between CDOR Jax Court, LLC, TRS Jax Court, LLC, CDOR Atl Indy, LLC, TRS Atl Indy, LLC, CDOR San Spring, LLC and TRS San Spring, LLC and Wells Fargo Bank, National Association.

10.2	Guaranty of Recourse Obligations dated as of October 4, 2017 by Condor Hospitality Trust, Inc. to Wells Fargo Bank, National Association.

10.3	Cash Management Agreement dated as of October 4, 2017 by and among Wells Fargo Bank, National Association and CDOR Jax Court, LLC, TRS Jax Court, LLC, CDOR Atl Indy, LLC, TRS Atl Indy, LLC, CDOR San Spring, LLC and TRS San Spring, LLC.

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Agreement dated as of October 4, 2017 between CDOR Jax Court, LLC, TRS Jax Court, LLC, CDOR Atl Indy, LLC, TRS Atl Indy, LLC, CDOR San Spring, LLC and TRS San Spring, LLC and Wells Fargo Bank, National Association.

10.2	Guaranty of Recourse Obligations dated as of October 4, 2017 by Condor Hospitality Trust, Inc. to Wells Fargo Bank, National Association.

10.3	Cash Management Agreement dated as of October 4, 2017 by and among Wells Fargo Bank, National Association and CDOR Jax Court, LLC, TRS Jax Court, LLC, CDOR Atl Indy, LLC, TRS Atl Indy, LLC, CDOR San Spring, LLC and TRS San Spring, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: October 6, 2017	By:	/s/ Jonathan Gantt
Name: Jonathan Gantt
Title: Chief Financial Officer